Exhibit 99.1

Quantum Materials Granted Patent, Honored By Gartner as 2017 Cool
Vendor in 3D Printing

San Marcos, TX – May 23, 2017 — Quantum Materials Corp (OTCBB:QTMM) today announced that the United States Patent and Trademark Office has granted Quantum Materials Corp Patent # 9577149 for the continuous synthesis of high quantum yield InP/ZnS nanocrystals.

“This is an important milestone in consolidating and protecting our intellectual property for large scale volume synthesis of non-cadmium quantum dots,” Quantum Materials founder and CEO Stephen Squires stated. “Continuous synthesis micro-reaction technology is the solution for synthesis of high-quality nanoparticles due to the many advantages our patented process provides, including precise temperature control, mixing efficiencies, fast reaction speed and parallel operation for scalable volume production.”

United States Patent # 9577149 (available at this LINK) covers the continuous-flow synthesis process for the preparation of high quality indium phosphide/zinc sulfide core/shell semiconducting nanocrystals - in particular quantum dots (QD) - conducted in a micro-reaction system comprising at least one mixing chamber connected to one reaction chamber.

“We have begun continuous-flow volume production of high-efficiency blue quantum dots that we believe will play an important role in the future of quantum dot light-emitting diodes (QD-LEDs). Prior to this point, blue quantum dots exhibited unfavorable energy levels in comparison to red and green quantum dots with respect to device efficiency,” Mr. Squire concluded.

In addition, renowned analyst group Gartner, Inc. has named Quantum Materials as one of five 2017 Cool Vendors in 3D Printing for the Company’s solution to the problem of counterfeit 3D printed parts – embedding light-emitting quantum dots in 3D printing plastic resins for product identification that is nearly impossible to counterfeit. The report from Gartner analysts Pete Basiliere, Marc Halpern and Andrew Stevens is available at https://www.gartner.com/doc/3720117

In other Company news, Quantum Materials Corp was recently informed it is a finalist for the 2017 Austin A-List Awards for most Innovative Startups, as presented by the Austin Chamber of Commerce. Final award notification will occur at the A-List Awards on May 25, 2017.

ABOUT QUANTUM MATERIALS CORP

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications through its proprietary high-volume continuous-flow production process. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally-sound LCD UHD displays, the next generation of solid-state lighting and solar photovoltaic power applications. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology. In 2015, QMC entered into an agreement with Uniglobe Kisko Inc. for distribution of advanced QMC quantum dot and related nanomaterials. For more information follow Quantum Materials Corp at www.QMCDOTS.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Quantum Materials Corp contacts:

Toshi Ando

Senior Director of Business Development

510.300.4021

toshi@qmcdots.com

Media:

Rich Schineller

941.780.8100

rich@qmcdots.com

Investor Relations:

Clay Chase - SD Torrey Hills Capital

858.456.7300

cc@sdthc.com